                                                              EXHIBIT 99.2

                                    EXHIBIT B

                             JOINT FILING AGREEMENT


             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 10th day of October, 2000.

                                             The TCW Group, Inc.
                                             By:  /s/ Linda D. Barker
                                                  -----------------------------
                                                  Linda D. Barker
                                                  Authorized Signatory







                                              Robert Day
                                              By:  /s/ Linda D. Barker
                                                   -----------------------------
                                                   Linda D. Barker
                                                   Under  Power of  Attorney
                                                   dated March 31, 2000, on
                                                   File  with  Schedule 13G for
                                                   Cox Radio, Inc. dated
                                                   May 9, 2000.